SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                        FIRST TRUST EXCHANGE-TRADED FUND
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


              MASSACHUSETTS                             20-3428516
----------------------------------------   ------------------------------------
(State of Incorporation or Organization)   (I.R.S. Employer Identification No.)


1001 Warrenville Road, Suite 300, Lisle, Illinois         60532
--------------------------------------------------      ----------
    (Address of Principal Executive Offices)            (Zip Code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box.--
[X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box.--
[ ]

Securities Act registration statement file number to which this form relates:
333-125751.

Securities to be registered pursuant to Section 12(b) of the Act:

          TITLE OF EACH CLASS                    NAME OF EACH EXCHANGE ON WHICH
          TO BE SO REGISTERED                    EACH CLASS IS TO BE REGISTERED

  Common Shares of Beneficial Interest,           The NASDAQ Stock Market, Inc.
$.01 par value per share, of First Trust
 NASDAQ-100 Equal Weighted Index(SM) Fund

  Common Shares of Beneficial Interest,           The NASDAQ Stock Market, Inc.
$.01 par value per share, of First Trust
  NASDAQ-100 Technology Index(SM) Fund


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Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE
                                ----------------
                                (Title of Class)



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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.    DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

     The securities to be registered hereunder are common shares of beneficial interest, $.01 par value per share (the "Shares"), of each of the First Trust NASDAQ-100 Equal Weighted IndexSM Fund and the First Trust NASDAQ-100 Technology IndexSM Fund, each a series of the First Trust Exchange-Traded Fund (the "Registrant"). An application for listing of the Shares of each Fund has been filed with The NASDAQ Stock Market, Inc. A description of the Shares is contained in each Preliminary Prospectus, which is a part of the Registration Statement on Form N-1A (Registration Nos. 333-125751 and 811-21774), filed with the Securities and Exchange Commission on February 3, 2006. Such description is incorporated by reference herein.


ITEM 2.    EXHIBITS

     Pursuant to the "Instruction as to Exhibits" of Form 8-A, no exhibits are filed herewith or incorporated by reference.


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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                        FIRST TRUST EXCHANGE-TRADED FUND

                                        By: /s/ W. Scott Jardine
                                            ----------------------------------
                                            W. Scott Jardine, Secretary

April 19, 2006


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